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CUSTODIAN AGREEMENT between BANKERS TRUST COMPANY and THE HIRTLE CALLAGHAN
TRUST
TABLE OF CONTENTS
Page
1.  Employment of Custodian   1
2.  Maintenance of Securities and Cash at Custodian and Subcustodian Locations
2
3.  Custody Account   2
4.  Subcustodians and Securities Systems 4
(a) Domestic Custody  4
(b) Foreign Custody   4
(c) General   5
5.  Use of Subcustodian   5
6.  Use of Securities System  6
7.  Records, Ownership of Property, Statements, Opinions of
Independent Certified Public Accountants  7
8.  Holding of Securities, Nominees, etc. 8
9.  Proxies, etc. 8
10. Segregated Account9
11. Settlement Procedures 9
12. Instructions 10
13. Standard of Care 11
14. Investment Limitations and Legal or Contractual Restrictions
or Regulations  13
15. Fees and Expenses13
16. Tax Reclaims 14
17. Amendment, Modifications, etc.   14
18. Termination  14
(a)  Termination of Entire Agreement 14
(b) Termination as to One or More Portfolios 15
19. Notices  15
20.  Representations and Warranties  16
21. Governing Law and Successors and Assigns 16
22. Publicity17
23. Representative Capacity and Binding Obligation   17
24. Submission to Jurisdiction   17
25.  Counterparts17
26.  Confidentiality 17
27.  Severability18
28. Headings 18
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D
EXHIBIT E
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CUSTODIAN AGREEMENT
AGREEMENT dated as of July 20, 1995 between BANKERS TRUST COMPANY (the"Custodian") and The Hirtle Callaghan Trust, a Delaware business trust(the "Trust").
WHEREAS, the Trust may be organized with one or more series of shares,each of which shall represent an interest in a separate portfolio of Property as defined in Section 1) (all such existing and additional series now or hereafter listed on Exhibit A being hereafter referredto individually as a "Portfolio" and collectively, as the"Portfolios"); and
WHEREAS, the Trust desires to appoint the Custodian as custodian on behalf of the Portfolios under the terms and conditions set forth inthis Agreement, and the Custodian has agreed to so act as custodian;
NOW, THEREFORE, in consideration of the mutual covenants andagreements herein contained, the parties hereto agree as follows:
1. Employment of Custodian. (a) The Trust hereby employs theCustodian as custodian of all assets of each Portfolio which aredelivered to and accepted by the Custodian or any Subcustodian (asthat term is defined in Section 4)
(the "Property") pursuant to theterms and conditions set forth herein, and the Custodian accepts suchemployment. Without limitation, such Property may include stocks andother equity interests of every type, evidences of indebtedness, otherinstruments representing same or rights or obligations to receive,purchase, deliver or sell same and other non-cash investment propertyof a Portfolio which is acceptable for deposit ("Securities") and cashfrom any source and in any currency ("Cash"). The Custodian shall notbe responsible for any property of a Portfolio held or received by theTrust or others and not delivered to the Custodian or anySubcustodian.

(b) Custodian agrees that each Portfolio shall be regarded for allpurposes hereunder as a separate party to this Agreement apart anddistinguished from any other Portfolio and that with respect to everytransaction covered by this Agreement every reference to the Trust shallbe deemed to relate solely to the Portfolio or Portfolios. Under nocircumstances shall the rights, obligations or remedies with respect to aparticular Portfolio constitute a right, obligation or remedy applicableto any other Portfolio. The use of this Agreement to set forth theseparate agreements between the Custodian and each Portfolio in connectionwith the employment of the Custodian as set forth hereunder is understoodby the Custodian to be for clerical convenience only and shall not constitute any basis for joining several Portfolios for any reason.
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2.  Maintenance of Securities and Cash at Custodian and
Subcustodian Locations. The Trust, on behalf of a Portfolio, by Instructions (asthat term is defined in Section 12), shall direct the Custodian to
(a)settle Securities transactions and maintain cash in the country orother jurisdiction in which the principal trading market for suchSecurities is located, either where such Securities are to bepresented for payment or where such Securities are acquired, and (b)maintain cash and cash equivalents in such countries in amountsreasonably necessary to effect the Portfolio's transactions in suchSecurities, provided that the limitation in (b) above shall not applyto cash and cash equivalents maintained in the United States.Instructions to settle Securities transactions in any country shall bedeemed to authorize the holding of such Securities and Cash in thatcountry.

3. Custody Account. The Custodian agrees to establish and maintain one or more custody accounts on its books for each Portfolio (all accountsrelating to a single Portfolio hereinafter referred to as, an "Account")for any and all Property from time to time received and accepted by theCustodian or any Subcustodian (as defined in Section 4) on behalf of a Portfolio. The Custodian shall allocate such Property to the Accounts inaccordance with such Instructions (as defined in Section 12); providedthat the Custodian shall have the right, in its sole discretion, to refuse to accept any Property that is not in proper form for deposit for anyreason or with respect to which Instructions have not been received.Subject to Section 1(b) above, the Trust, on behalf of each Portfolio,acknowledges its responsibility as a principal for all of its obligationsto the Custodian arising under or in connection with this Agreement,warrants its authority to deposit in the appropriate Account any Property received therefor by the Custodian or a Subcustodian and to give, andauthorize others to give, instructions relative thereto. The Custodian may deliver securities of the same class in place of those deposited in the Account.

The Custodian shall hold, keep safe and protect as custodian for eachPortfolio, all Property in such Accounts. All transactions,including, but not limited to, foreign exchange transactions,involving the Property shall be executed or settled solely inaccordance with Instructions, except that, until the Custodianreceives Instructions to the contrary, the Custodian will:

(a) collect all interest and dividends and all other income andpayments, whether paid in cash or in kind, on the Property, as thesame become payable and thereafter promptly credit the same to theappropriate Account;

(b) present for payment all Securities held in an Account which arecalled, redeemed or retired or otherwise become payable and allcoupons and other income items which call for payment uponpresentation to the extent that the Custodian or Subcustodian isactually aware of such opportunities and hold the cash received insuch Account pursuant to this Agreement;
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(c) (i) exchange Securities where the exchange is purely
ministerial(including, without limitation, the exchange of temporary securities forthose in definitive form and the exchange of warrants, or other documentsof entitlement to securities, for the Securities themselves) and (ii) whennotification of a tender or exchange offer (other than ministerialexchanges described in (i) above) is received for an Account, endeavor toreceive Instructions, provided that if such Instructions are not receivedin time for the Custodian to take timely action, no action shall be takenwith respect thereto;

(d) whenever notification of a rights entitlement or a fractionalinterest resulting from a rights issue, stock dividend or stock splitis received for an Account and such rights entitlement or fractionalinterest bears an expiration date, if after endeavoring to obtainInstructions such Instructions are not received in time for theCustodian to take timely action or if actual notice of such actionswas received too late to seek Instructions, sell in the discretion ofthe Custodian (which sale is hereby authorized) such rightsentitlement or fractional interest and credit the Account with the netproceeds of such sale;

(e) execute, whenever the Custodian deems it appropriate, suchownership and other certificates as may be required to obtain thepayment of income from the Property in such Account;

(f) in connection with Property held outside the United States, pay foreach Account any and all taxes and levies in the nature of taxes imposedon interest, dividends or other similar income on the Property in suchAccount by any governmental authority. In the event there is insufficientCash available in such Account to pay such taxes and levies, the Custodianshall notify the Trust of the amount of the shortfall and the Trust, atits option, may deposit additional Cash in such Account or take steps tomake sufficient Cash available to the Custodian for such payment. TheTrust agrees, when and if requested by the Custodian and required inconnection with the payment of any such taxes and levies, to cooperatewith the Custodian in furnishing information, executing documents orotherwise; and

(g) appoint brokers and agents for any of the ministerial transactionsinvolving the Securities described in (a) - (f) above, including, withoutlimitation, affiliates of the Custodian or any Subcustodian.
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4.  Subcustodians and Securities Systems.

(a) Domestic Custody. The Custodian is authorized to hold theProperty in custody accounts which have been established by theCustodian with (i) one or more of the Custodian's U.S. branches oranother U.S. bank or trust company or branch thereof located in theU.S., provided that each such bank, branch bank, or trust company isitself qualified under the Investment Company Act of 1940, as amended("1940 Act"), to act as custodian (individually, a "U.S.Subcustodian") , or (ii) a U.S. securities depository or clearingagency or system in which the Custodian or a U.S. Subcustodianparticipates (individually, a "U.S. Securities System"). In each casein which a U.S. Subcustodian or U.S. Securities System is employed,each such U.S. Subcustodian or U.S. Securities System shall have beenapproved by Instructions.

(b) Foreign Custody. The Custodian is further authorized to holdProperty in custody accounts which have been established by theCustodian with (i) one or more of the Custodian's non-U.S. branches ormajority-owned non-U.S. subsidiaries, a non-U.S. branch ormajority-owned subsidiary of a U.S. bank or a non-U.S. bank or trustcompany, acting as custodian (individually, a "non-U.S. Subcustodian";U.S. Subcustodians and non-U.S. Subcustodians, collectively,"Subcustodians"), or a non-U.S. depository or clearing agency orsystem in which the Custodian or any Subcustodian participates(individually, a "non-U.S. Securities System"; U.S. Securities Systemand non-U.S. Securities System, collectively, "Securities System").



In each case in which a non-U.S. Subcustodian or non-U.S. SecuritiesSystem is employed (a) such non-U.S. Subcustodian or non-U.S.Securities System either is
(i) a "qualified U.S. bank" as defined byRule 17f-5 under the 1940 Act ("Rule 17f-5"); (ii) an "eligibleforeign custodian" within the meaning of Rule 17f-5 or (iii) thesubject of an order granted by the U.S. Securities and ExchangeCommission ("SEC") exempting such non-U.S. Subcustodian or non-U.S.Securities System or the subcustody arrangements thereto from all orpart of the provisions of Rule 17f-5. In addition, Property shall notbe held in any non-U.S. Subcustodian unless the agreement between theCustodian and such non-U.S. Subcustodian has been approved byInstructions, nor shall Property be held in any non-U.S. SecuritiesSystem unless the use of such non-U.S. Securities System is approvedby Instructions.
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Upon request of the Trust, the Custodian shall deliver to theTrust annually
(i) a certificate stating: (x) the identity ofeach non-U.S. Subcustodian and non-U.S. Securities System thenacting on behalf of the Custodian and the name and address of thegovernmental agency or other regulatory authority that supervisesor regulates such non-U.S Subcustodian and non-U.S. SecuritiesSystem, and (y) the countries in which each non-U.S. Subcustodianor non-U.S. Securities System is located; and (ii) such otherinformation relating to such non-U.S. Subcustodians and non-U.S.Securities Systems as may reasonably be requested by the Trust toensure compliance with Rule 17f-5. So long as Rule 17f-5 requiresthe Trust's Board of Trustees to directly approve its foreigncustody arrangements, the Custodian shall furnish annually to theTrust information concerning such non-U.S. Subcustodians andnon-U.S. Securities Systems similar in kind and scope as thatfurnished to the Trust in connection with the initial approval ofthis Agreement. Custodian agrees to promptly notify the Trust if,in the normal course of its custodial activities, the Custodianhas reason to believe that any non-U.S. Subcustodian or non-U.S.Securities System has ceased to be a qualified U.S. bank or aneligible foreign custodian each within the meaning of Rule 17f-5or has ceased to be exempt from some or all of the requirements ofSection 17f-5 pursuant to an order of the SEC.



(c) General. The Custodian shall have no liability or responsibility fordetermining whether the approval of any Subcustodian or Securities Systemhas been proper under the 1940 Act or any rule or regulation thereunder.

Upon receipt of Instructions, the Custodian agrees to cease theemployment of any Subcustodian or Securities System with respectto a Portfolio, and if desirable and practicable, appoint areplacement subcustodian or securities system in accordance withthe provisions of this Section. In addition, the Custodian may,at any time in its discretion, upon written notification to theTrust, terminate the employment of any Subcustodian or SecuritiesSystem.

5. Use of Subcustodian. With respect to Property maintained by theCustodian in the custody of a Subcustodian employed pursuant toSection 4:

(a) The Custodian will identify on its books as belonging to theTrust, on behalf of a Portfolio, any Property held by suchSubcustodian.

(b) Any Property in the Account held by a Subcustodian will be subjectonly to the instructions of the Custodian or its agents.

(c) Property deposited with a Subcustodian will be maintained in anaccount holding only assets for customers of the Custodian.


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(d) Any agreement the Custodian shall enter into with a non-U.S.Subcustodian with respect to the holding of Property shall require that(i) the Account will be adequately indemnified or its losses adequatelyinsured; (ii) the Securities will not be subject to any right, charge,security interest, lien or claim of any kind in favor of such Subcustodianor its creditors except a claim for payment in accordance with suchagreement for their safe custody or administration and expenses relatedthereto, (iii) beneficial ownership of such Securities will be freelytransferable without the payment of money or value other than for safecustody or administration and expenses related thereto,
(iv) adequaterecords will be maintained identifying the Property held pursuant to suchAgreement as belonging to the Custodian, on behalf of its customers and(v) to the extent permitted by applicable law, officers of or auditorsemployed by, or other representatives of or designated by, the Custodian,including the independent public accountants of or designated by, theTrust will be given access to the books and records of such Subcustodianrelating to its actions under its agreement pertaining to any Propertyheld by it thereunder or confirmation of or pertinent informationcontained in such books and records be furnished to such personsdesignated by the Custodian.

6. Use of Securities System. With respect to Property in theAccount(s) which are maintained by the Custodian or any Subcustodianin the custody of a Securities System employed pursuant to Section 4:

(a) The Custodian shall, and the Subcustodian will be required by itsagreement with the Custodian to, identify on its books such Propertyas being held for the account of the Custodian or Subcustodian for itscustomers.

(b) Any Property held in a Securities System for the account of theCustodian or a Subcustodian will be subject only to the instructionsof the Custodian or such Subcustodian, as the case may be.



(c) Property deposited with a Securities System will be maintained in anaccount holding only assets for customers of the Custodian orSubcustodian, as the case may be, unless precluded by applicable law,rule, or regulation.
(d) The Custodian shall provide the Trust with any report obtained bythe Custodian on the Securities System's accounting system, internalaccounting control and procedures for safeguarding securitiesdeposited in the Securities System.

7. Records, Ownership of Property, Statements, Opinions ofIndependent Certified Public Accountants.
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(a) The ownership of the Property whether Securities, Cash and/orother property, and whether held by the Custodian or a Subcustodian orin a Securities System as authorized herein, shall be clearly recordedon the Custodian's books as belonging to the appropriate Account andnot for the Custodian's own interest. The Custodian shall keepaccurate and detailed accounts of all investments, receipts,disbursements and other transactions for each Account. All accounts,books and records of the Custodian relating thereto shall be open toinspection and audit at all reasonable times during normal businesshours by any person designated by the Trust. All such accounts shallbe maintained and preserved in the form reasonably requested by theTrust. The Custodian will supply to the Trust from time to time, asmutually agreed upon, a statement in respect to any Property in anAccount held by the Custodian or by a Subcustodian. In the absence ofthe filing in writing with the Custodian by the Trust of exceptions orobjections to any such statement within sixty (60) days of the mailingthereof, the Trust, on behalf of the applicable Portfolio, shall bedeemed to have approved such statement and in such case or uponwritten approval of the Trust of any such statement, such statementshall be presumed to be for all purposes correct with respect to allinformation set forth therein.



(b) The Custodian shall take all reasonable action as the Trust mayrequest to obtain from year to year favorable opinions from the Trust'sindependent certified public accountants with respect to the Custodian'sactivities hereunder in connection with the preparation of the Trust'sForm N-1A and the Trust's Form N-SAR or other periodic reports to the SECand with respect to any other requirements of the SEC.

(c) At the request of the Trust, the Custodian shall deliver to theTrust a written report prepared by the Custodian's independentcertified public accountants with respect to the services provided bythe Custodian under this Agreement, including, without limitation, theCustodian's accounting system, internal accounting control andprocedures for safeguarding Cash and Securities, including Cash andSecurities deposited and/or maintained in a Securities System or witha Subcustodian. Such report shall be of sufficient scope and insufficient detail as may reasonably be required by the Trust and asmay reasonably be obtained by the Custodian.

(d) The Trust, on behalf of the Portfolios, may elect to participatein any of the electronic on-line service and communications systemsoffered by the Custodian which can provide the Trust, on a dailybasis, with the ability to view on-line or to print on hard copyvarious reports of Account activity and of Securities and/or Cashbeing held in any Account. To the extent that such service shallinclude market values of Securities in an Account, the Trust, onbehalf of the Portfolios, hereby acknowledges that the Custodian nowobtains and may in the future obtain information on such values fromoutside sources that the Custodian considers to be reliable and theTrust, on behalf of the Portfolios, agrees that the Custodian (i) doesnot verify nor represent or warrant either the reliability of suchservice nor the accuracy or completeness of any such informationfurnished or obtained by or through such service and
(ii) shall bewithout liability in selecting and utilizing such service orfurnishing any information derived therefrom.


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8.  Holding of Securities, Nominees, etc. Securities in an Account whichare held by the Custodian or any Subcustodian may be held by such entityin the name of the Trust, on behalf of a Portfolio, in the Custodian's orSubcustodian's name, in the name of the Custodian's or Subcustodian'snominee, or in bearer form. Securities that are held by a Subcustodian orwhich are eligible for deposit in a Securities System as provided abovemay be maintained with the Subcustodian or the Securities System in anaccount for the Custodian's or Subcustodian's customers, unless prohibitedby law, rule, or regulation. The Custodian or Subcustodian, as the casemay be, may combine certificates representing Securities held in anAccount with certificates of the same issue held by it as fiduciary or asa custodian. In the event that any Securities in the name of theCustodian or its nominee or held by a Subcustodian and registered in thename of such Subcustodian or its nominee are called for partial redemptionby the issuer of such Security, the Custodian may, subject to the rules orregulations pertaining to allocation of any securities depository in whichsuch Securities have been deposited, allot, or cause to be allotted, thecalled portion of the respective beneficial holders of such class ofsecurity in any manner the Custodian deems to be fair and equitable.

9. Proxies, etc. With respect to any proxies, notices, reports orother communications relative to any of the Securities in any Account,the Custodian shall perform only such services relative thereto as are(i) set forth in
Section 3 of this Agreement, (ii) described inExhibit B attached hereto (as such service therein described may be in effect from time to time) (the "Proxy Service") and (iii) as mayotherwise be agreed upon between the Custodian and the Trust, onbehalf of the Portfolios. The liability and responsibility of theCustodian in connection with the Proxy Service referred to in (ii) ofthe immediately preceding sentence and in connection with anyadditional services which the Custodian and the Trust, on behalf ofthe Portfolios, may agree upon as provided in (iii) of the immediatelypreceding sentence shall be as set forth in the description of theProxy Service and as may be agreed upon by the Custodian and theTrust, on behalf of the Portfolios, in connection with the furnishingof any such additional service and shall not be affected by any otherterm of this Agreement. Neither the Custodian nor its nominees oragents shall vote upon or in respect of any of the Securities in anAccount, execute any form of proxy to vote thereon, or give anyconsent or take any action (except as provided in Section 3) withrespect thereto except upon the receipt of Instructions relativethereto.

10. Segregated Account. Upon receipt of Instructions, the Custodianshall establish and maintain a segregated account or accounts for andon behalf of a Portfolio, into which account or accounts may betransferred Cash and/or Securities, including Securities maintained inan account by the Custodian in a Securities System (i) in accordancewith the provisions of any agreement among the Trust, on behalf of aPortfolio, the Custodian and a broker-dealer registered under theSecurities Exchange Act of 1934 and a member of the NationalAssociation of Securities Dealers, Inc. (or any futures
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commissionmerchant registered under the Commodity Exchange Act), relating tocompliance with the rules of The Options Clearing Corporation and ofany registered national securities exchange (or the Commodity FuturesTrading commission or any registered contract market), or of anysimilar organization or organizations, regarding escrow or otherarrangements in connection with transactions by the Trust, (ii) forthe purposes of segregating Cash or Government Securities inconnection with options purchased, sold or written by the Trust, on behalf of a Portfolio or commodity futures contracts or options thereonpurchased or sold by the Trust, (iii) for the purposes of compliance by aPortfolio with Investment Company Act Release No. 10666, or any subsequentrelease or releases of the SEC relating to the maintenance of segregatedaccounts by registered investment companies, and (iv) for other propercorporate purposes.

11. Settlement Procedures. Securities will be transferred, exchangedor delivered by the Custodian or a Subcustodian upon receipt by theCustodian of Instructions which include all information required bythe Custodian. Settlement and payment for Securities received for anAccount and delivery of Securities out of such Account may be effectedin accordance with the customary or established securities trading orsecurities processing practices and procedures in the jurisdiction ormarket in which the transaction occurs, including, without limitation,delivering Securities to the purchaser thereof or to a dealer therefor(or an agent for such purchaser or dealer) against a receipt with theexpectation of receiving later payment for such Securities from suchpurchaser or dealer, as such practices and procedures may be modifiedor supplemented in accordance with the standard operating proceduresof the Custodian in effect from time to time for that jurisdiction ormarket. The Custodian shall not be liable for any loss which resultsfrom effecting transactions in accordance with the customary orestablished securities trading or securities processing practices andprocedures in the applicable jurisdiction or market.

Notwithstanding that the Custodian may settle purchases and salesagainst, or credit income to, an Account, on a contractual basis, asoutlined in the Investment Manager User Guide provided to the Trust bythe Custodian, the Custodian may, at its sole option, reverse suchcredits or debits to the appropriate Account in the event that thetransaction does not settle, or the income is not received in a timelymanner, and the Trust agrees to hold the Custodian harmless from anylosses which may result therefrom.

Except as otherwise may be agreed upon by the parties hereto, theCustodian shall not be required to comply with Instructions to settle thepurchase of any assets for an Account unless there is sufficient clearedand available funds in such Account at the time or to settle thetransactions, provided further that if the transaction is for the sale ofany Securities in such Account, unless such Securities are in deliverableform. Notwithstanding the foregoing, if the purchase price of suchSecurities exceeds the amount of Cash in an Account at the time ofsettlement of such purchase, the Custodian may, in its sole
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discretion,but in no way shall have any obligation to, permit an overdraft in
suchAccount in the amount of the difference solely for the purpose offacilitating the settlement of such purchase of Securities for promptdelivery for such Account. The Trust, on behalf of each Portfolio, agreesto immediately repay the amount of any such overdraft in the ordinarycourse of business and further agrees to indemnify and hold the Custodianharmless from and against any and all losses, costs, including, withoutlimitation the cost of funds, and expenses incurred in connection withsuch overdraft. The Trust agrees that it will not use the Account tofacilitate the purchase or sale of securities without sufficient funds inthe Account (which funds shall not include the proceeds of the sale of thepurchased securities).

12. Instructions. The Trust shall deliver to the Custodian a list ofpersons authorized to give particular classes of Instructions,together with their signatures and their office addresses. The term"Instructions" means instructions in respect of any of the Custodian'sduties hereunder which have been received by the Custodian (i) inwriting (including, without limitation, facsimile transmission) or bytested telex, in each case from persons reasonably believed by theCustodian to be authorized to give such instructions, or (ii)transmitted electronically through an electronic on-line service andcommunications system offered by the Custodian or other electronicinstruction system acceptable to the Custodian, or (iii) by atelephonic or oral communication in each case from persons reasonablybelieved by the Custodian to be authorized to give such instructions;or (iv) upon receipt of such other form of instructions as the Trustmay from time to time authorize in writing and which the Custodian hasagreed in writing to accept. Instructions in the form of oralcommunications shall be confirmed by the Trust by tested telex orwriting in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodianin reliance upon such oral instructions prior to the Custodian's receiptof such confirmation. Instructions may relate to specific transactions orto types or classes of transactions, and may be in the form of standinginstructions.

Instructions shall specifically identify the Account to which theInstructions relate. Instructions shall be delivered to the Custodianat the address and in the manner set forth in the User Guide providedto the Trust, as amended from time to time.

The Custodian shall have the right to assume in the absence of noticeto the contrary from the Trust that any person whose name is on filewith the Custodian pursuant to this Section 12 has been authorized bythe Trust to give the Instructions in question and that suchauthorization has not been revoked. The Custodian may act upon andconclusively rely on, without any liability to the Trust or any otherperson or entity for any losses resulting therefrom, any Instructionsreasonably believed by it to be furnished by the proper person orpersons as provided above.
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13. Standard of Care.  The Custodian shall be responsible for theperformance of only such duties as are set forth herein or containedin Instructions given to the Custodian which are not the contrary tothe provisions of this Agreement. The Custodian will use reasonablecare with respect to the safekeeping of Property in each Account and,except as otherwise expressly provided herein, in carrying out itsobligations under this Agreement. So long as and to the extent thatit has exercised reasonable care, the Custodian shall not beresponsible for the title, validity or genuineness of any Property orother property or evidence of title thereto received by it ordelivered by it pursuant to this Agreement and shall be held harmlessin acting upon, and may conclusively rely on, without liability forany loss resulting therefrom, any notice, request, consent,certificate or other instrument reasonably believed by it to begenuine and to be signed or furnished by the proper party or parties,including, without limitation, Instructions, and shall be indemnified by the applicable Portfolio of the Trust for any losses, damages, costsand expenses (including, without limitation, the fees and expenses ofcounsel) incurred by the Custodian and arising out of action taken oromitted with reasonable care by the Custodian hereunder or under anyInstructions. The Custodian shall be liable to the applicable Portfolioof the Trust for any act or omission to act of any Subcustodian to thesame extent as if the Custodian committed such act itself. With respectto a Securities System, the Custodian shall only be responsible or liablefor losses arising from employment of such Securities System caused by theCustodian's own failure to exercise reasonable care. In the event of anyloss to a Portfolio of the Trust by reason of the failure of the Custodianor a Subcustodian to utilize reasonable care, the Custodian shall beliable to the applicable Portfolio to the extent of the Portfolio's actualdamages at the time such loss was discovered without reference to anyspecial conditions or circumstances. In no event shall the Custodian beliable for any consequential or special damages. The Custodian shall beentitled to rely, and may act, on advice of counsel (who may be counselfor the Trust) on all matters and shall be without liability for anyaction reasonably taken or omitted pursuant to such advice.

In the event the Trust, on behalf of the Portfolios, subscribes to anelectronic on-line service and communications system offered by theCustodian, the Trust shall be fully responsible for the security ofthe Trust's connecting terminal, access thereto and the proper andauthorized use thereof and the initiation and application ofcontinuing effective safeguards with respect thereto and the Trust, onbehalf of each Portfolio, agrees to defend and indemnify the Custodianand hold the Custodian harmless from and against any and all losses,damages, costs and expenses (including the fees and expenses ofcounsel) incurred by the Custodian as a result of any improper orunauthorized use of such terminal by the Trust or by any others.


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All collections of funds or other property paid or distributed in respectof
Securities in an Account, including funds involved in third-partyforeign exchange transactions, shall be made at the risk of the applicablePortfolio of the Trust.

Subject to the exercise of reasonable care, the Custodian shall haveno liability for any loss occasioned by delay in the actual receipt ofnotice by the Custodian or by a Subcustodian of any payment,redemption or other transaction regarding Securities in each Accountin respect of which the Custodian has agreed to take action asprovided in Section 3 hereof. The Custodian shall not be liable forany loss resulting from, or caused by, or resulting from acts ofgovernmental authorities (whether de jure or de facto), including,without limitation, nationalization, expropriation, and the impositionof currency restrictions; devaluations of or fluctuations in the valueof currencies; changes in laws and regulations applicable to thebanking or securities industry; market conditions that prevent theorderly execution of securities transactions or affect the value ofProperty; acts of war, terrorism, insurrection or revolution; strikesor work stoppages; the inability of a local clearing and settlementsystem to settle transactions for reasons beyond the control of theCustodian; hurricane, cyclone, earthquake, volcanic eruption, nuclearfusion, fission or radioactivity, or other acts of God.

The Custodian shall have no liability in respect of any loss, damageor expense suffered by the Trust or any Portfolio, insofar as suchloss, damage or expense arises from the performance of the Custodian'sduties hereunder by reason of the Custodian's reliance upon recordsthat were maintained for the Trust or any Portfolio by entities otherthan the Custodian prior to the Custodian's employment under thisAgreement.

Except as otherwise provided in this Agreement, the Custodian agreesto indemnify and hold harmless each Portfolio against and from anyloss, damage and expense suffered or incurred by such Portfolio andarising from (i) the bad faith, reckless disregard of duties, willfulmisfeasance, or gross negligence of the Custodian or any Subcustodian;and (ii) any breach of this Agreement by the Custodian.


The provisions of this Section 13 shall survive termination of thisAgreement.

14. Investment Limitations and Legal or Contractual Restrictions orRegulations. Provided that the Custodian acts in accordance withInstructions, the Custodian shall not be liable to the Trust or anyPortfolio and the Trust, on behalf of each Portfolio, agrees toindemnify the Custodian and its nominees, for any loss, damage orexpense suffered or incurred by the Custodian or its nominees arisingout of any violation of any investment restriction or otherrestriction or limitation applicable to the Trust or any Portfoliopursuant to any contract or any law or regulation. The provisions ofthis Section 14 shall survive termination of this Agreement.
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15. Fees and Expenses.  The Trust, on behalf of each Portfolio, agreesto pay to the Custodian such compensation for its services pursuant tothis Agreement, including if elected by the Trust fees for anelectronic on-line service and communications system offered by theCustodian, as may be mutually agreed upon in writing from time to timeand the Custodian's reasonable out-of-pocket or incidental expenses inconnection with the performance of this Agreement, including (butwithout limitation) legal fees as described herein and/or deemednecessary in the judgment of the Custodian to keep safe or protect theProperty in the Account. The initial fee schedule is attached heretoas Exhibit C.

The Trust, on behalf of each Portfolio, hereby agrees to hold theCustodian harmless from any liability or loss resulting from any taxesor other governmental charges, and any expense related thereto, whichmay be imposed, or assessed with respect to any Property in an Accountand also agrees to hold the Custodian, its Subcustodians, and theirrespective nominees harmless from any liability as a record holder ofProperty in such Account. The Custodian is authorized to charge theapplicable Account for such items and the Custodian shall have a lienon the Property in the applicable Account for any amount payable tothe Custodian under this Section 15, Section 1, and the last paragraphof Section 11. The provisions of this Section shall survive thetermination of this Agreement.



16. Tax Reclaims. With respect to withholding taxes deducted and whichmay be deducted from any income received from any Property in an Account,the Custodian shall perform such services with respect thereto as aredescribed in Exhibit D attached hereto and shall in connection therewithbe subject to the standard of care set forth in such Exhibit D. Suchstandard of care shall not be affected by any other term of thisAgreement.

17. Amendment, Modifications, etc. No provision of this Agreement maybe amended, modified or waived except in a writing signed by theparties hereto. No waiver of any provision hereto shall be deemed acontinuing waiver unless it
is so designated.   No failure or delay onthe part of either party in
exercising any power or right under thisAgreement operates as a waiver, nor does any single or partialexercise of any power or right preclude any other or further exercisethereof or the exercise of any other power or right.

18. Termination.

(a) Termination of Entire Agreement. This Agreement may beterminated by the Trust or the Custodian by ninety (90) days' writtennotice to the other; provided that notice by the Trust shall specifythe names of the persons to whom the Custodian shall deliver theSecurities in each Account and to whom the Cash in such Account shallbe paid. If notice of termination is given by the Custodian, theTrust shall, within ninety (90) days following the giving of suchnotice, deliver to the Custodian a written notice specifying the namesof the persons to whom the Custodian shall deliver the Property ineach Account. The Custodian will deliver such Property to the personsso specified, after deducting therefrom any amounts which theCustodian determines to be owed to it under Sections 1, the lastparagraph of Section 11, and 15. In addition, upon written notice tothe Trust, the Custodian may in its discretion withhold from deliverysuch Property as may be necessary to settle transactions pending atthe time of such delivery. If within ninety (90) days following thegiving of a notice of termination by the Custodian, the Custodian doesnot receive from the Trust a written notice specifying the names of
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the persons to whom the Custodian shall deliver the Property in eachAccount, the Custodian, at its election, may deliver such Property and paysuch Cash to a bank or trust company doing business in the State of NewYork to be held and disposed of pursuant to the provisions of thisAgreement, or may continue to hold such Property until a written notice asaforesaid is delivered to the Custodian, provided that the Custodian'sobligations shall be limited to safekeeping.

(b) Termination as to One or More Portfolios. This Agreement may beterminated by the Trust or the Custodian as to one or more Portfolios(but less than all of the Portfolios) by delivery of an amendedExhibit A deleting such Portfolios, in which case termination as tosuch deleted Portfolios shall take effect ninety (90) days after thedate of the delivery of applicable Property, or such earlier time asmutually agreed. The execution and delivery of an amended Exhibit Awhich deletes one or more Portfolios shall constitute a termination ofthis Agreement only with respect to such deleted Portfolios(s), shallbe governed by the preceding provisions of Section 18 as to theidentification of a successor custodian and the delivery of Propertyof the Portfolios(s) so deleted to such successor custodian, and shallnot affect the obligations of the Custodian and the Trust hereunderwith respect to the other Portfolios set forth in Exhibit A, asamended from time to time.

19. Notices. Except as otherwise provided in this Agreement, allrequests, demands or other communications between the parties ornotices in connection herewith (a) shall be in writing, hand deliveredor sent by telex, telegram, cable, facsimile or other means ofelectronic communication agreed upon by the parties hereto addressed,if to the Trust, to:

The Hirtle Callaghan Trustc/o Hirtle Callaghan & Co., Inc.575 E. Swedesford RoadWayne, PA. 19087

with a copy to:

The Hirtle Callaghan Trust
c/o Furman Selz Incorporated
237 Park Avenue
New York, N.Y.  10017

if to the Custodian, to:

Attn:  Sandra T. Gross
Bankers Trust Company
One Bankers Trust Plaza
130 Liberty Street
New York, N.Y. 10006

or in either case to such other address as shall have been furnished tothe receiving party pursuant to the provisions hereof and (b) shall bedeemed effective when received, or, in the case of a telex, when sent tothe proper number and acknowledged by a proper answerback.

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
20.   Representations and Warranties.

(a) The Trust, on behalf of each Portfolio, hereby represents andwarrants to the Custodian that:

(i) the employment of the Custodian and the allocation of fees,expenses and other charges to any Account as herein provided, isnot prohibited by law or any governing documents or contracts towhich the Trust is subject;

(ii) the terms of this Agreement do not violate any obligation bywhich the Trust is bound, whether arising by contract, operationof law or otherwise;

(iii) this Agreement has been duly authorized by appropriateaction and when executed and delivered will be binding upon theTrust and each Portfolio in accordance with its terms; and

(iv) the Trust will deliver to the Custodian such evidence ofsuch authorization as the Custodian may reasonably require,whether by way of a certified resolution or otherwise.

(b)  The Custodian hereby represents and warrants to the Trust that:

(i) the terms of this Agreement do not violate any obligation bywhich the Custodian is bound, whether arising by contract,operation of law or otherwise;

(ii) this Agreement has been duly authorized by appropriateaction and when executed and delivered will be binding upon theCustodian in accordance with its terms;

(iii) the Custodian will deliver to the Trust such evidence ofsuch authorization as the Trust may reasonably require, whether byway of a certified resolution or otherwise; and

(iv) Custodian is qualified as a custodian under Section 26(a) ofthe 1940 Act and warrants that it will remain so qualified or uponceasing to be so qualified shall promptly notify the Trust inwriting.

21. Governing Law and Successors and Assigns. This Agreement shall begoverned by the law of the State of New York and shall not beassignable by either party, but shall bind the successors in interestof the Trust and the Custodian.


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
22. Publicity. Trust, on behalf of each Portfolio, shall furnish toCustodian at its office referred to in Section 19 above, prior to anydistribution thereof, copies of any material prepared by any personother than the Custodian for distribution to any persons who are notparties hereto that refer in any way to the Custodian. Trust shallnot distribute or permit the distribution of such materials ifCustodian reasonably objects in writing within ten (10) business daysof receipt thereof (or such other time as may be mutually agreed)after receipt thereof. Notwithstanding the foregoing, priornotification shall not be required with respect to references to theCustodian in the Trust's prospectus(es) or to account statementsrelating to individual custody accounts maintained by Custodian, whichstatements are forwarded by Hirtle Callaghan & Co. to its advisoryclients provided that the form of any such reference was presented toCustodian in accordance with this section and is used in subsequentprospectuses and/or account statements in a substantially identicalform as that presented. The provisions of this Section 22 shallsurvive the termination of this Agreement.

23. Representative Capacity and Binding Obligation. Notice is herebygiven that this Agreement is not executed on behalf of the Trustees ofthe Trust as individuals, and the obligations of this Agreement arenot binding upon any of the Trustees, officers or shareholders of theTrust individually but are binding only upon the assets and propertyof the Portfolios.

The Custodian agrees that no shareholder, trustee or officer of theTrust may be held personally liable or responsible for any obligationsof the Trust arising out of this Agreement.



24. Submission to Jurisdiction. Any suit, action or proceedingarising out of this Agreement may be instituted in any State orFederal court sitting in the City of New York, State of New York,United States of America, and the Trust irrevocably submits to thenon-exclusive jurisdiction of any such court in any such suit, actionor proceeding and waives, to the fullest extent permitted by law, anyobjection which it may now or hereafter have to the laying of venue ofany such suit, action or proceeding brought in such a court and anyclaim that such suit, action or proceeding was brought in aninconvenient forum.

25. Counterparts. This Agreement may be executed in any number ofcounterparts, each of which shall be deemed an original. ThisAgreement shall become effective when one or more counterparts havebeen signed and delivered by each of the parties hereto.
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
26. Confidentiality. The parties hereto agree that each shall treatconfidentially the terms and conditions of this Agreement and allinformation provided by each party to the other regarding its businessand operations. All confidential information provided by a partyhereto shall be used by any other party hereto solely for the purposeof rendering services pursuant to this Agreement and, except as may berequired in carrying out this Agreement, shall not be disclosed to anythird party without the prior consent of such providing party, whichconsent shall not be withheld unreasonably. The foregoing shall notbe applicable to any information that is publicly available whenprovided or thereafter becomes publicly available other than through abreach of this Agreement, or that is required or requested to bedisclosed by any bank or other regulatory examiner of the Custodian,Trust, or any Subcustodian, any auditor of the parties hereto, byjudicial or administrative process or otherwise by applicable law orregulation.



27. Severability. If any provision of this Agreement is determinedto be invalid or unenforceable, such determination shall not affectthe validity or enforceability of any other provision of thisAgreement.

28. Headings. The headings of the paragraphs hereof are included forconvenience of reference only and do not form a part of thisAgreement.

THE HIRTLE CALLAGHAN TRUST

By: _/s/_________________________Title: _______________________

BANKERS TRUST COMPANY

By: ___/s/_______________________Title: _______________________

EXHIBIT A


To Custodian Agreement dated as of July 20, 1995 between Bankers TrustCompany and The Hirtle Callaghan Trust.

LIST OF PORTFOLIOS

The following is a list of Portfolios referred to in the first WHEREASclause of the above-referred to Custodian Agreement. Terms usedherein as defined terms unless otherwise defined shall have themeanings ascribed to them in the above-referred to CustodianAgreement.

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

The Value Equity PortfolioThe Growth Equity Portfolio The Small Capitalization PortfolioThe Internationalization Equity Portfolio The Limited Duration Municipal Bond Portfolio



Dated as of:  July 20, 1995 THE HIRTLE CALLAGHAN TRUST


By: _____/s/_____________________Title: _______________________

BANKERS TRUST COMPANY

By: ______/s/____________________Title: _______________________

EXHIBIT B

To Custodian Agreement dated as of July 20, 1995 between Bankers TrustCompany and The Hirtle Callaghan Trust.

PROXY SERVICE

The following is a description of the Proxy Service referred to inSection 9 of the above referred to Custodian Agreement. Terms usedherein as defined terms unless otherwise defined shall have themeanings ascribed to them therein unless otherwise defined below.

The Custodian provides a service, described below, for thetransmission of corporate communications in connection withshareholder meetings relating to Securities held in Argentina,Australia, Austria, Canada, Denmark, Finland, France, Germany, Greece,Hong Kong, Indonesia, Ireland, Italy, Japan, Korea, Malaysia, Mexico,Netherlands, New Zealand, Pakistan, Poland, Singapore, South Africa,Spain, Sri Lanka, Sweden, United Kingdom, United States, andVenezuela. For the United States and Canada, the term "corporatecommunications" means the proxy statements or meeting agenda, proxycards, annual reports and any other meeting materials received by theCustodian. For countries other than the United States and Canada, the term "corporate communications" means the meeting agenda only and doesnot include any meeting circulars, proxy statements or any othercorporate communications furnished by the issuer in connection withsuch meeting. Non-meeting related corporate communications are notincluded in the transmission service to be provided by the Custodianexcept upon request as provided below.

The Custodian's process for transmitting and translating meetingagendas will be as follows:

1) If the meeting agenda is not provided by the issuer in the Englishlanguage, and if the language of such agenda is in the officiallanguage of the country in which the related security is held, theCustodian will as soon as practicable after receipt of the originalmeeting agenda by a Subcustodian provide an English translationprepared by that Subcustodian.
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2)  If an English translation of the meeting agenda is furnished, thelocal language agenda will not be furnished unless requested.

Translations will be free translations and neither the Custodian norany Subcustodian will be liable or held responsible for the accuracythereof or any direct or indirect consequences arising therefrom,including without limitation arising out of any action taken oromitted to be taken based thereon.

If requested, the Custodian will, on a reasonable efforts basis,endeavor to obtain any additional corporate communication such asannual or interim reports, proxy statements, meeting circulars, orlocal language agendas, and provide them in the form obtained.



Timing in the voting process is important and, in that regard, uponreceipt by the Custodian of notice from a Subcustodian, the Custodianwill provide a notice to the Trust indicating the deadline for receiptof its instructions to enable the voting process to take placeeffectively and efficiently. As voting procedures will vary frommarket to market, attention to any required procedures will be veryimportant. Upon timely receipt of voting instructions, the Custodianwill promptly forward such instructions to the applicableSubcustodian. If voting instructions are not timely received, theCustodian shall have no liability or obligation to take any action.

For Securities held in markets other than those set forth in the firstparagraph, the Custodian will not furnish the material described aboveor seek voting instructions. However, if requested to exercise votingrights at a specific meeting, the Custodian will endeavor to do so ona reasonable efforts basis without any assurance that such rights willbe so exercised at such meeting.

If the Custodian or any Subcustodian incurs extraordinary expenses inexercising voting rights related to any Securities pursuant toappropriate instructions or direction (e.g., by way of illustrationonly and not by way of limitation, physical presence is required at ameeting and/or travel expenses are incurred), such expenses will bereimbursed out of the Account containing such Securities unless otherarrangements have been made for such reimbursement.

It is the intent of the Custodian to expand the Proxy Service toinclude jurisdictions which are not currently included as set forth inthe second paragraph hereof. The Custodian will notify the Trust asto the inclusion of additional countries or deletion of existingcountries after their inclusion or deletion and this Exhibit B will bedeemed to be automatically amended to include or delete such countriesas the case may be.

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

Dated as of:  July 20, 1995

THE HIRTLE CALLAGHAN TRUST

By: ____/s/______________________Title: _______________________

BANKERS TRUST COMPANY

By: ____/s/______________________Title: _______________________

EXHIBIT C



To Custodian Agreement dated as of ______________, 1995 between Bankers Trust Company and The Hirtle Callaghan Trust.

CUSTODY FEE SCHEDULE


This Exhibit C shall be amended upon delivery by the Custodian of a newExhibit C to the Trust and acceptance thereof by the Trust and shall beeffective as of the date of acceptance by the Trust or a date agreed uponbetween the Custodian and the Trust.

EXHIBIT D



To Custodian Agreement dated as of July 20, 1995 between Bankers TrustCompany and The Hirtle Callaghan Trust.

TAX RECLAIMS

Pursuant to Section 16 of the above referred to Custodian Agreement,the Custodian shall perform the following services with respect towithholding taxes imposed or which may be imposed on income fromProperty in any Account. Terms used herein as defined terms shallunless otherwise defined have the meanings ascribed to them in theabove referred to Custodian Agreement.

When withholding tax has been deducted with respect to income from anyProperty in an Account, the Custodian will actively pursue on areasonable efforts basis the reclaim process and will provide fullydetailed advices/vouchers to support reclaims submitted to the localauthorities by the Custodian or its designee. In all cases ofwithholding, the Custodian will provide full details to the Trust. Ifexemption from withholding at the source can be obtained in thefuture, the Custodian will notify the Trust and advise whatdocumentation, if any, is required to obtain the exemption. Uponreceipt of such documentation from the Trust, the Custodian will filefor exemption on the Trust's behalf and notify the Trust when it hasbeen obtained.
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In connection with providing the foregoing service, the Custodianshall be entitled to apply categorical treatment of the Trustaccording to the Trust's nationality, the particulars of itsorganization and other relevant details that shall be supplied by theTrust. It shall be the duty of the Trust to inform the Custodian ofany change in the organization, domicile or other relevant factconcerning tax treatment of the Trust and further to inform theCustodian if the Trust is or becomes the beneficiary of any specialruling or treatment not applicable to the general nationality andcategory or entity of which the Trust is a part under general laws andtreaty provisions. The Custodian may rely on any such informationprovided by the Trust.

In connection with providing the foregoing service, the Custodian mayalso rely on professional tax services published by a majorinternational accounting firm and/or advice received from aSubcustodian in the jurisdictions in question.
In addition, theCustodian may seek the advice of counsel or other professional taxadvisers in such jurisdictions. The Custodian is entitled to rely,and may act, on information set forth in such services and on advicereceived from a Subcustodian, counsel or other professional taxadvisers and shall be without liability to the Trust for any actionreasonably taken or omitted pursuant to information contained in suchservices or such advice.

Dated as of:  July 20, 1995 THE HIRTLE CALLAGHAN TRUST

______________________________

By: ___/s/_______________________

Title: _______________________

BANKERS TRUST COMPANY

By: ___/s/_______________________

Title: _______________________